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                            SOUND SHORE FUND, INC.
                        FORM OF DISTRIBUTION AGREEMENT

   AGREEMENT made this 1st day of October, 2004, and amended and restated as of January __, 2006, between Sound Shore Fund, Inc. ("Sound Shore"), a corporation organized under the laws of the State of Maryland with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Fund Services, LLC (the "Distributor"), a Delaware limited liability company with its principal place of business at Two Portland Square, Portland, Maine 04101.

   WHEREAS, Sound Shore is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and issues shares of common stock, par value $0.001, (the "Shares"); and

   WHEREAS, Sound Shore desires that the Distributor, as principal underwriter, offer the Shares of Sound Shore and Distributor is willing to act as principal underwriter on the terms and conditions set forth in this Agreement;

   NOW THEREFORE, Sound Shore and Distributor agree as follows:

   SECTION 1. APPOINTMENT

   Sound Shore hereby appoints Distributor, and Distributor hereby agrees, to act as distributor of the Shares for the period and on the terms set forth in this Agreement. In connection therewith, Sound Shore has delivered to the Distributor copies of its Articles of Incorporation and Bylaws, Registration Statement and all amendments thereto filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Act (the "Registration Statement") and the current Prospectus and Statement of Additional Information of Sound Shore (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and, shall promptly furnish the Distributor with all amendments of or supplements to the foregoing.

   SECTION 2. DISTRIBUTION SERVICES

   Subject to the direction and control of Sound Shore's Board of Directors (the "Board"), the Distributor shall serve as distributor of the Shares.

   (a) As agent of and sole distributor for Sound Shore, Distributor shall offer, and solicit offers to subscribe to, the unsold balance of Shares as shall then be effectively registered under the Securities Act and applicable state securities laws. All subscriptions for Shares obtained by Distributor shall be directed to Sound Shore for acceptance and shall not be binding on Sound Shore until accepted by it. Distributor shall have no authority to make binding subscriptions on behalf of Sound Shore. Sound Shore reserves the right to sell Shares directly to investors through subscriptions received by Sound Shore. Distributor's rights hereunder shall not apply to Shares issued in connection with (a) the merger or consolidation of Sound Shore or, if

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applicable, its separate series or classes with any other investment company or series or class thereof, (b) Sound Shore's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company, or (c) the reinvestment in Shares by Sound Shore's shareholders of dividends or other distributions or any other offering by Sound Shore of securities to its shareholders.

   (b) Distributor shall use its best efforts to obtain subscriptions to Shares upon the terms and conditions contained herein and in the Prospectus, including the offering price. Distributor shall send to Sound Shore promptly all subscriptions placed with Distributor. Sound Shore shall advise Distributor in its capacity as distributor of the approximate net asset value per Share at any time requested by Distributor which is a net asset value determination time as disclosed in the Prospectus and at such other times as it shall have been determined. Sound Shore shall furnish Distributor from time to time, for use in connection with the offering of Shares, such other information with respect to Sound Shore and Shares as Distributor may reasonably request. Sound Shore shall supply Distributor with such copies of the Prospectus as Distributor may request. Distributor may use its employees, agents and other persons who need not be its employees, at its cost and expense, to assist it in carrying out its obligations hereunder, but no such employee, agent or other person shall be deemed to be an agent of Sound Shore or have any rights under this Agreement.

   (c) Sound Shore reserves the right to suspend the offering of Shares at any time, in the absolute discretion of the Board, and upon notice of such suspension Distributor shall cease to offer shares of Stock.

   (d) Sound Shore and Distributor will cooperate with each other in taking such action as may be necessary to qualify Shares for sale under the securities laws of such states as Sound Shore may designate, provided, that Distributor shall not be required to register as a broker-dealer or file a consent to service of process in any such state. Sound Shore shall pay all fees and expenses of registering Shares under the Securities Act and of registering or qualifying Shares and Sound Shore's qualification under applicable state securities laws. Distributor shall pay all expenses relating to its broker-dealer qualification.

   (e) Sound Shore represents that its Registration Statement and Prospectus under the Securities Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder. Sound Shore represents and warrants that its Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the Commission thereunder, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or on the effective date as the case may be; that Sound Shore's Registration Statement and Prospectus, when they shall become effective or be authorized for use, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. Sound Shore will from time to time file such amendment or amendments to its Registration Statement and Prospectus as, in the light of future developments, shall, in the

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opinion of Sound Shore's counsel, be necessary in order to have such
Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares, but, if Sound Shore shall not file such amendment or amendments within fifteen days after receipt of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement immediately. Sound Shore shall not file any amendment to its Registration Statement and Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing in this Agreement contained shall in any way limit Sound Shore's right to file at any time such amendments to its Registration Statement and Prospectus, of whatever character, as it deem advisable, such right being in all respects absolute and unconditional. Sound Shore represents and warrants that any amendment to its Registration Statement and Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the Commission thereunder, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

   (f) Sound Shore will indemnify, defend and hold Distributor, its several officers and directors, and any person who controls Distributor within the meaning of Section 15 of the Securities Act (collectively, the "Distributor Indemnities"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Distributor Indemnity may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in Sound Shore's Registration Statement and Prospectus under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in no event shall anything contained in this paragraph (f) be so construed as to protect Distributor against any liability to Sound Shore or its security holders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Section 2. This agreement to indemnify Distributor Indemnities is expressly conditioned upon Sound Shore being notified of any action brought against any Distributor Indemnity, such notification to be given by letter, facsimile transmission or telegram to Sound Shore and referring to the person against whom such action is brought within ten days after the summons or other first legal process shall have been served on such person. The failure so to notify Sound Shore of any such action shall not relieve Sound Shore from any liability which it may have to any Distributor Indemnity otherwise than on account of the indemnification provided for in this paragraph (f). Sound Shore will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by it and approved by Distributor. In the event Sound Shore elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them. In the event Sound Shore does not elect to assume the defense of any such suit, or in case Distributor does not

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approve of counsel chosen by Sound Shore or has been advised that it may have available defenses or claims which are not available to or conflict with those available to Sound Shore, Sound Shore will reimburse any Distributor Indemnity named as defendant in such suit for the fees and expenses of any counsel retained by any such person. The indemnification provisions contained in this paragraph (f) and Sound Shore's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Distributor Indemnity and shall survive the sale of any Shares made pursuant to subscriptions obtained by Distributor. The indemnification provisions of this paragraph (f) will inure exclusively to the benefit of the Distributor Indemnities and their respective successors and assigns. Sound Shore agrees promptly to notify Distributor of the commencement of any litigation or proceeding against Sound Shore or any of its directors or officers in connection with the issue or sale of Shares.

   (g) Distributor agrees to indemnify, defend and hold Sound Shore, its several officers and directors, and any person who controls Sound Shore within the meaning of Section 15 of the Securities Act (collectively, the "Sound Shore Indemnities"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which any Sound Shore Indemnity may incur under the Act, or under common law or otherwise, but only to the extent that such liability, or expense incurred by Sound Shore Indemnities resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by Distributor in its capacity as distributor to Sound Shore for use in Sound Shore's Registration Statement or Prospectus under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. Distributor's agreement to indemnify Sound Shore Indemnities is expressly conditioned upon Distributor being notified of any action brought against a Sound Shore Indemnity, such notification to be given by letter, facsimile transmission or telegram addressed and referring to the person against whom such action is brought within ten days after the summons or other first legal process shall have been served on such person. Distributor shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to Sound Shore, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event Distributor and Sound Shore Indemnities named shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to any Sound Shore Indemnity otherwise than on account of the indemnification provisions in this paragraph (g).

   (h) Sound Shore shall advise Distributor immediately: (i) of any request by the Commission for amendments to Sound Shore's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of Sound Shore's Registration Statement or Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in Sound Shore's Registration Statement or Prospectus or

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which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the Commission with respect to any amendments to Sound Shore's Registration Statement or Prospectus which may from time to time be filed with Commission under the Act or the Securities Act.

   (i) At the request of Sound Shore, Distributor shall enter into Servicing Agent agreements with securities dealers for the purpose of facilitating the offer, sale and redemption of Shares by Shareholders; provided, that Sound Shore shall pre-approve the forms of agreements with Servicing Agents and shall have the right to approve any compensation, if any, set forth therein or any material changes from such pre-approved forms. Shares of each Fund or Class thereof shall be offered and resold by Servicing Agents only at the public offering prices and under the terms set forth in the Prospectus relating to the Shares. Within the United States, Distributor shall enter into Servicing Agent agreements only with members in good standing of the NASD.

   SECTION 3. STANDARD OF CARE

   The Distributor shall give Sound Shore the benefit of its best judgment and efforts in rendering its services to Sound Shore and shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, the Distributor against any liability to Sound Shore or to the security holders of Sound Shore to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.

   SECTION 4. EXPENSES

   Subject to any expense reimbursement arrangements between the Distributor or others and Sound Shore, Sound Shore shall be responsible and assumes the obligation for payment of all its expenses.

   SECTION 5. COMPENSATION

   (a) The Distributor shall be entitled to no compensation or reimbursement of expenses for the distribution services provided by the Distributor pursuant to this Agreement.

   (b) Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliated persons may receive compensation or reimbursement from Sound Shore with respect to (i) the provision of distribution services on behalf of Sound Shore in accordance with any distribution plan adopted by Sound Shore pursuant to Rule 12b-1 under the Act,
(ii) the provision of shareholder support or other services, (iii) the provision of management services or (iv) service as a director or officer of Sound Shore.

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   SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

   (a) This Agreement shall become effective on the date hereof. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between Sound Shore and the Distributor covering the subject matter hereof.

   (b) This Agreement shall continue in effect for twelve months and, thereafter, shall continue in effect for successive twelve-month periods, provided that such continuance is specifically approved at least annually
(i) by the Board or by a vote of a majority of the outstanding voting securities of Sound Shore and (ii) by a vote of a majority of directors of Sound Shore who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. If the continuation of this Agreement is not approved, the Distributor may continue to render the services described herein in the manner and to the extent permitted by the Act.

   (c) This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of Sound Shore on 60 days' written notice to the Distributor (ii) by the Distributor on 60 days' written notice to Sound Shore. This Agreement shall automatically terminate in the event of its assignment.

   SECTION 8. ACTIVITIES OF DISTRIBUTOR

   Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Distributor's right, or the right of any of its officers, directors or employees (whether or not they are a director, officer, employee or other affiliated person of Sound Shore) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

   SECTION 9. MISCELLANEOUS

   (a) Except for the Schedules, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of Sound Shore.

   (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did no contain the particular part, term or provision held to be illegal or invalid.

   (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

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   (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

   (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

   (f) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                              SOUND SHORE FUND, INC.

                                              By:
                                                  -----------------------------
                                                  T. Gibbs Kane, Jr.
                                                  President

                                              FORUM FUND SERVICES, LLC

                                              By:
                                                  -----------------------------
                                                  Carl A. Bright
                                                  President

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